MOSS ADAMS LLP
One California, 4th Floor
San Francisco, CA 94111

February 19, 2003

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: PEOPLENET INTERNATIONAL CORPORATION, SEC file No. 000-33033

Ladies and Gentlemen:

We have read Item 4 of Form 8-K dated February 19, 2003 for PeopleNet International Corporation and are in agreement with the statements contained in the first paragraph therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ MOSS ADAMS LLP

Moss Adams LLP